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                                  VERITY, INC.

                   STATEMENT OF COMPUTATION OF LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                   THREE MONTHS ENDED
                                                                  AUG. 31,    AUG. 31,
                                                                    1995        1996
                                                                    ----        ----
Primary and Fully Diluted:
  Weighted average common shares outstanding for the period...
                                                                      1,822      10,744
  Common Equivalent Shares pursuant to Staff Accounting                             ---
    Bulletin No. 83...........................................        2,236
                                                                  ---------   ---------
Shares used in per share calculation..........................                   10,744
                                                                      4,058
                                                                  =========   =========
Net loss before accretion.....................................    $    (436)  $  (1,283)
Accretion to redemption value of mandatorily redeemable
  preferred stock.............................................         (418)        ---
                                                                  ---------   ---------
Net loss applicable to common stockholders....................    $    (854)  $  (1,283)

                                                                  =========   =========
Net loss per share............................................    $   (0.21)    $ (0.12)
                                                                  =========   =========



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